EXHIBIT 2.1


COMMONWEALTH OF THE BAHAMAS
NEW PROVIDENCE

THIS DEED OF TRANSFER OF PERSONALTY AND DEED OF RELEASE INDEMNITY AND COVENANT NOT TO SUE is made the 4th day of November, 1997 B E T W E E N TOWN & COUNTRY CORPORATION a company incorporated under the laws of the State of Massachusetts in the United States of America (hereinafter referred to as "TCC") of the first part CURLEW HOLDINGS LIMITED a company incorporated under the laws of the Commonwealth of The Bahamas (hereinafter referred to as "Curlew") of the second part and Fane Solomon of the Eastern District of the Island of New Providence in the said Commonwealth (hereinafter referred to as "Mr. Solomon") of the third part.

W H E R E A S

      (1) On or about 27th May, 1988 TCC purchased from Solomon Brothers, Limited a company incorporated and carrying on business under the laws of the said Commonwealth (hereinafter referred to as "SBL") 410,000 redeemable participating Preferred 'B' shares in the capital of SBL (hereinafter referred to as "the 'B' shares")

      (2) SBL at the request of TCC has redeemed 83,000 of the 'B' shares leaving a balance of 327,000 of the 'B' shares owned by TCC at date of the execution of this Deed (hereinafter referred to as "TCC's unredeemed 'B' shares")

      (3) Mr. Solomon is the beneficial owner of all the issued shares in Curlew and is a former Officer and Director of SBL and the principal shareholder of SBL and has agreed at the request of TCC to loan to Curlew sufficient monies to effect the purchase by Curlew of TCC's unredeemed 'B' shares as hereinafter provided

      (4) Curlew has agreed to purchase from TCC and TCC has agreed to sell to Curlew TCC's unredeemed 'B' shares for the sum of US$2,760,000 (Two million seven hundred and sixty thousand dollars) in the currency of the United States of America

      (5) In consideration of the foregoing TCC has agreed with Mr. Solomon and Curlew to enter into the various representations covenants warrantees and agreements hereinafter set out

NOW THIS DEED WITNESSETH AS FOLLOWS:

      1. In consideration of the payment by Curlew to TCC of the sum of US$2,760,000 (Two million seven hundred and sixty thousand dollars) in the currency of the United States of America loaned by Mr. Solomon to Curlew at the request of TCC (the receipt and sufficiency of which are hereby expressly acknowledged), TCC AS BENEFICIAL OWNER hereby irrevocably and unconditionally assigns transfers and delivers to Curlew TCC's entire right title and interest in TCC's unredeemed 'B' shares TO HOLD the same unto Curlew absolutely AND FURTHER TCC hereby warrants covenants and agrees with Curlew and Mr. Solomon as follows:

      (a) TCC is a corporation organized and existing under the laws of the State of Massachusetts in the United States of America, with its principal office located at 25 Union Street, Chelsea, Massachusetts in the United States of America, and has all requisite corporate power and authority to own its properties and assets, to carry on its business as now conducted, and to enter into this Deed.

      (b) TCC is duly qualified licensed and in good standing in the State of Massachusetts.

      (C) TCC hereby, for itself and all of its directors, officers, partners, agents, servants, employees, insurers, contractors, subcontractors, trustees, attorneys, heirs, administrators, personal representatives, successors and assigns, irrevocably and unconditionally releases, acquits, exonerates, and forever discharges both Mr. Solomon and Curlew and (where the context so admits) all of their respective directors, officers, partners, agents, servants, employees, insurers, contractors, subcontractors, trustees, attorneys, heirs, administrators, personal representatives, successors and assigns of and from any claims, demands, obligations, liabilities, claims against, suits, rights and causes of action, attorneys' fees, debts, dues, sums of money, acts, omissions, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, warranties, variances, trespasses, damages, extents, executions, grievances, whether at law or in equity, of any kind or nature, whether known or unknown, by any reason whatsoever, including but not limited to, those arising under federal, state, or local law of any nation from the beginning of the world and to the end of the world (excluding, however, any act taken or new obligation assumed after the date hereof) and arising on account of any matter whatsoever or because of any matter or thing done, omitted, or suffered to be done, including, but not limited to, all claims arising in any way, shape, or form from the purchase by TCC or TCC's ownership of any or all of the 'B' shares.

      (d) TCC hereby undertakes to indemnify, defend, and hold harmless both Mr. Solomon and Curlew and (where the context so admits) all of their directors, officers, partners, agents, servants, employees, insurers, contractors, subcontractors, trustees, attorneys, heirs, administrators, personal representatives, successors and assigns, for any and all sums which any one or more of them may be required to expend or pay as a result of any existing claims (whether or not asserted at the date hereof) and future claims, demands, costs, loss of services, fees, expenses, and compensation of whatever nature, including, but not limited to, claims for contribution, indemnity, subrogation, or other claims or litigation of any kind whatever and arising on account of any claims arising in any way, shape, or form from TCC's purchase and/or ownership of any or all of the 'B' shares.

      (e) TCC will never institute any action or suit at law or in equity against either Mr. Solomon or Curlew, nor institute, prosecute, or in any way aid in the institution or prosecution of any claims, demands, obligations, liabilities, claims against, suits, rights and causes of action, attorneys' fees, debts, dues, sums of money, acts, omissions, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, warranties, variances, trespasses, damages, extents, executions, grievances whether at law or in equity, of any kind or nature, whether known or unknown, by any reason whatsoever, including but not limited to, those arising under federal, state, or local law of any nation from the beginning of the world and to the end of the world (excluding however, any act taken or new obligation assumed after the date hereof) and arising on account of any matter whatsoever or because of any matter or thing done, omitted, or suffered to be done, including, but not limited to, all claims arising in any way, shape, or form from TCC's purchase and/or ownership of any or all of the 'B' shares.

      (f) TCC agrees, warrants, covenants, and represents that it has full right, power, and authority to enter into this Deed and assign transfer and deliver to Curlew TCC's unredeemed `B' shares under the terms of this Deed free and clear of any liens or encumbrances. This Deed is a valid and binding obligation of TCC, enforceable against TCC in accordance with its terms.

      (g) TCC does hereby, for itself and all of its directors, officers, partners, agents, servants, employees, insurers, contractors, subcontractors, trustees, attorneys, heirs, administrators, personal representatives, successors and assigns, irrevocably and unconditionally waives to Mr. Solomon and Curlew any and all shareholder rights, claims, or rights to accounting, rights to dividends, rights to disclosure of books, rights of fiduciary disclosures, or rights to other information, or other data or information from either Mr. Solomon or Curlew, and any officers, agents, employees, shareholders or any other person(s) acting on either Mr. Solomon's or Curlew's behalf.

      (h) Immediately after the execution of this Deed TCC will execute a Deed of Release Indemnity and Covenant Not to Sue in favour of SBL and its present and former Officers and Directors in the form set out in the Schedule hereto.

      2. In consideration of the premises TCC, Curlew and Mr. Solomon hereby agree and represent warrant and covenant each to the other as follows:

      i) In connection with the negotiation, drafting, and execution of this Deed, the parties and each of them have had the advice of independent counsel of their own choosing and agree to pay the costs and fees thereof.

      ii) This document constitutes the complete agreement between the parties and there are no other terms conditions or oral representations except as expressed herein.

      iii) No modification or waiver of any of the terms of this Deed shall be valid unless in writing and executed with the same formality as this Deed.

      iv) This Deed is made and entered into voluntarily, and the parties and each of them are free from any duress or influence, and fully understand the terms, conditions, and provisions of this Deed, and believe its terms to be fair, just, and reasonable.

      v) The parties declare that they fully understand the facts and all of their respective legal rights and liabilities; that they have been afforded the opportunity to review this Deed with counsel of their choice; and that they believe the Deed to be fair, just, and reasonable and that they sign the Deed freely and voluntarily.

      vi) The individual(s) executing this Deed on behalf of TCC and Curlew warrant that he, or they have the authority to execute this Deed on behalf of their respective principals.

      vii) This Deed may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      viii) The waiver by any party hereto of any breach of any provision of this Deed shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver at such time or at any future time of such provision or of any other provision hereof.

      ix) This Deed shall be construed and enforced according to Bahamian law. All legal actions arising under or out of, or relating to, this Deed shall be instituted in The Bahamas and TCC agrees to consent to the exclusive jurisdiction of the Courts of the Commonwealth of The Bahamas in respect thereof.

      x) The parties stipulate and agree that they are entitled as against each other to specific performance of the terms of this Deed.

      xi) In the event that any of the provisions of this Deed shall be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Deed.

                      THE SCHEDULE HEREINBEFORE REFERRED TO

COMMONWEALTH OF THE BAHAMAS

NEW PROVIDENCE

THIS DEED OF RELEASE INDEMNITY AND COVENANT NOT TO SUE is made the 4th day of November, 1997 B E T W E E N TOWN & COUNTRY CORPORATION a company incorporated under the laws of the State of Massachusetts in the United States of America (hereinafter referred to as "TCC") of the first part SOLOMON BROTHERS LIMITED a company incorporated under the laws of the Commonwealth of The Bahamas (hereinafter referred to as "SBL") of the second part and Martin-Essex Solomon, Godfrey K. Kelly, Raymond C. Scott, Robert H. Symonette, Simonetta Raymond-Barker, Percival Ralph Pinder, Albert Joel Miller, Timothy Baswell Donaldson and C. William Carey (hereinafter collectively referred to as "the Directors") of the third part.


W H E R E A S

      (1) On or about 27th May, 1988 TCC purchased from SBL 410,000 redeemable participating Preferred 'B' shares in the capital of SBL (hereinafter referred to as "the 'B' shares")

      (2) SBL at the request of TCC has redeemed 83,000 of the 'B' shares but past differences have arisen between TCC and SBL and the Directors regarding SBL's failure to effect further redemptions of the remaining 327,000 'B' shares (hereinafter referred to as "TCC's unredeemed 'B' shares") or any of them

      (3) By a Deed of Transfer of Personalty Release Indemnity and Covenant not to Sue between TCC of the first part Curlew Holdings Limited of the second part and Fane Solomon (the beneficial owner of all the issued shares in Curlew Holdings Limited and the principal shareholder in SBL) of the third part (made this day but executed immediately prior to the execution of this Deed) TCC sold TCC's unredeemed `B' shares to Curlew Holdings Limited for the consideration therein set out and covenanted inter alia with the said Fane Solomon to execute this Deed of Release Indemnity and Covenant Not to Sue in favour of the parties hereinbefore mentioned.

      (4) In consideration of the foregoing and in order to effect full and final settlement of the differences that have arisen between the parties hereto TCC has agreed with SBL and the Directors to enter into these presents

NOW THIS DEED WITNESSETH AS FOLLOWS:-

In consideration of the premises TCC hereby releases SBL and the Directors and each of them from all sums of money actions proceedings accounts claims demands damages or losses whatsoever which TCC now has or at any time heretofore had against either SBL or the Directors or any of them for or on account of or in relation to any act cause matter or thing down to and inclusive of the date of this Deed arising or resulting from TCC's purchase or ownership of any or all of the `B' shares AND FURTHER TCC hereby represents warrants covenants and agrees with SBL and the Directors and each of them as follows:

      1. TCC is a corporation organized and existing under the laws of the State of Massachusetts in the United States of America, with its principal office located at 25 Union Street, Chelsea, Massachusetts in the United States of America, and has all requisite corporate power and authority to carry on its business as now conducted, and to enter into this Deed.

      2. TCC is duly qualified licensed and in good standing in the State of Massachusetts.

      3. TCC hereby, for itself and all of its directors, officers, partners, agents, servants, employees, insurers, contractors, subcontractors, trustees, attorneys, heirs, administrators, personal representatives, successors and assigns, irrevocably and unconditionally releases, acquits, exonerates, and forever discharges SBL and the Directors and each of them and (where the context so admits) all of their respective directors, officers, partners, agents, servants, employees, insurers, contractors, subcontractors, trustees, attorneys, heirs, administrators, personal representatives, successors and assigns of and from any claims, demands, obligations, liabilities, claims against, suits, rights and causes of action, attorneys' fees, debts, dues, sums of money, acts, omissions, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, warranties, variances, trespasses, damages, extents, executions, grievances, whether at law or in equity, of any kind or nature, whether known or unknown, by any reason whatsoever, including but not limited to, those arising under federal, state, or local law of any nation from the beginning of the world and to the end of the world (excluding, however, any act taken or new obligation assumed after the date hereof) and arising on account of any matter whatsoever or because of any matter or thing done, omitted, or suffered to be done, including, but not limited to, all claims arising in any way, shape, or form from the purchase by TCC or TCC's ownership of any or all of the 'B' shares.

      4. TCC hereby undertakes to indemnify, defend, and hold harmless SBL and the Directors and each of them and (where the context so admits) all of their directors, officers, partners, agents, servants, employees, insurers, contractors, subcontractors, trustees, attorneys, heirs, administrators, personal representatives, successors and assigns, for any and all sums which any one or more of them may be required to expend or pay as a result of any existing claims (whether or not asserted at the date hereof) and future claims, demands, costs, loss of services, fees, expenses, and compensation of whatever nature, including, but not limited to, claims for contribution, indemnity, subrogation, or other claims or litigation of any kind whatever and arising on account of any claims arising in any way, shape, or form from TCC's purchase and/or ownership of any or all of the 'B' shares.

      5. TCC will never institute any action or suit at law or in equity against either SBL or the Directors or any of them, nor institute, prosecute, or in any way aid in the institution or prosecution of any claims, demands, obligations, liabilities, claims against, suits, rights and causes of action, attorneys' fees, debts, dues, sums of money, acts, omissions, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, warranties, variances, trespasses, damages, executions, grievances whether at law or in equity, of any kind or nature, whether known or unknown, by any reason whatsoever, including but not limited to, those arising under federal, state, or local law of any nation from the beginning of the world and to the end of the world (excluding however, any act taken or new obligation assumed after the date hereof) and arising on account of or because of any matter or thing done, omitted, or suffered to be done, arising in any way, shape, or form from TCC's purchase or ownership of any or all of the 'B' shares.

      6. TCC has full right, power, and authority to enter into this Deed. This Deed is a valid and binding obligation of TCC, enforceable against TCC in accordance with its terms.

      7. TCC does hereby, for itself and all of its directors, officers, partners, agents, servants, employees, insurers, contractors, subcontractors, trustees, attorneys, heirs, administrators, personal representatives, successors and assigns, irrevocably and unconditionally waive to SBL and the Directors and each of them any and all shareholder rights, claims, or rights to accounting, rights to dividends, rights to disclosure of books, rights of fiduciary disclosures, or rights to other information, or other data or information from either SBL the Directors or any of them, and any officers, agents, employees, shareholders or any other person(s) acting on behalf of either SBL or the Directors or any of them.

      8. In connection with the negotiation, drafting, and execution of this Deed, TCC has had the advice of independent counsel of its own choosing and agrees to pay the costs and fees thereof.

      9. TCC relies upon no terms conditions or oral representations made by either SBL or the Directors or any of them except as expressed herein.

      10. No modification or waiver of any of the terms of this Deed shall be valid unless agreed by all the parties hereto in writing and executed by all the parties hereto as a Deed.

      11. This Deed is made and entered into by TCC voluntarily, and TCC is free from any duress or influence, and fully understands the terms, conditions, and provisions of this Deed, and believes its terms to be fair, just, and reasonable.

      12. TCC fully understands the facts and all of its respective legal rights and liabilities; that it has been afforded the opportunity to review this Deed with counsel of its choice; and that it believes the terms of this Deed to be fair, just, and reasonable and TCC executes this Deed freely and voluntarily.

      13. The individuals executing this Deed on behalf of TCC warrant that they have the authority to execute this Deed on behalf of TCC.

      14. This Deed may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      15. The waiver by any party hereto of any breach of any provision of this Deed shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver at such time or at any future time of such provision or of any other provision hereof.

      16. This Deed shall be construed and enforced according to Bahamian law. All legal actions arising under or out of, or relating to, this Deed shall be instituted in The Bahamas and TCC agrees to consent to the exclusive jurisdiction of the Courts of the Commonwealth of the Bahamas in respect thereof.

      17. TCC agrees that SBL the Directors and each of them are entitled to specific performance of the terms of this Deed.

      18. In the event that any of the provisions of this Deed shall be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Deed.


IN WITNESS WHEREOF Town & Country Corporation has caused its seal to be hereunto affixed.


The Seal of Town & Country   )
Corporation was in pursuance )
of a resolution of the Board )
of Directors passed the 4th  )
day of November, 1997 affixed)
hereto in the presence of:-  )


__________________________   )                             Chief Executive
William Schawbel             )                             Officer and Director



___________________________  )                             Director
Richard E. Floor             )

IN WITNESS WHEREOF Curlew Holdings Limited has caused its Common seal to be hereunto affixed.

The Seal of Curlew Holdings   )
Limited was in pursuance      )
of a resolution of the Board  )
of Directors passed the 4th   )
day of November, 1997 affixed )
hereto in the presence of:-   )


__________________________    )                            President
                              )



___________________________   )                            Secretary
                              )





                                                     IN WITNESS WHEREOF the said
                                                     Fane Solomon has hereunto
                                                     affixed his hand and seal.



Signed sealed and delivered by the said Fane Solomon in the presence of: